EXHIBIT 23.2

                              ACCOUNTANT'S CONSENT


      We have issued our report dated June 17, 2002, accompanying the consolidated financial statements of Wayne Savings Bancshares, Inc., which is included in Amendment No. 6 to Form SB-2 to be filed with the Securities and Exchange Commission on or about November 8, 2002. We consent to the use of our name as it appears in the section captioned "Experts."


/s/ Grant Thornton LLP

Cincinnati, Ohio
November 7, 2002